UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
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☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

LUMERA CORPORATION

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LUMERA CORPORATION

NOTICE OF 2006 ANNUAL MEETING
June 1, 2006

Dear Lumera Shareholder:

The Annual Meeting of Shareholders of Lumera Corporation (“The Company”) will be held at Country Inn and Suites, 19333 North Creek Parkway, Bothell, Washington on June 1, 2006, at 9:30 a.m. for the following purposes:

1.

To elect seven directors to serve until the next Annual Meeting; and

2.

To amend our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to reduce the number of preferred shares authorized for issuance from 30 million to 5 million; and

3.

To conduct any other business that may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Please read it carefully before casting your vote.

If you were a shareholder of record on April 7, 2006, you will be entitled to vote on the above matters. A list of shareholders as of the record date will be available for shareholder inspection at our headquarters, 19910 North Creek Parkway, Bothell, Washington 98011, during ordinary business hours, from May 31, 2006 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

Whether or not you plan to attend the Annual Meeting, your vote is very important.

After reading the enclosed Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the enclosed proxy card and returning it as soon as possible in the accompanying postage prepaid (if mailed in the U.S) return envelope. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

If you need assistance voting your shares, please call

Investor Relations at (425) 398-6546

The Board of Directors recommends a vote FOR election of seven directors and FOR the amendment to our Certificate of Incorporation.

At the Annual Meeting, you will have an opportunity to ask questions about the Company and our operations. You may attend the Annual Meeting and vote your shares in person even if you return your proxy card or vote by telephone or Internet. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Bothell, Washington, voting again by telephone or Internet, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in Lumera Corporation.

Sincerely,

Thomas D. Mino
Chief Executive Officer

April 21, 2006
Bothell, Washington

Lumera Corporation
19910 North Creek Parkway
Bothell, Washington 98011

——————

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS

——————

June 1, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:

Why did you send me this Proxy Statement?

A:

We sent you this Proxy Statement and the enclosed proxy card because our board of directors (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at Country Inn and Suites, 19333 North Creek Parkway, Bothell, Washington on June 1, 2006, at 9:30 a.m.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card.

On April 7, 2006, our “record date” for determining shareholders entitled to vote at the Annual Meeting, there were 16,758,116 shares of our common stock outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this Proxy Statement on or about April 21, 2006 to all shareholders entitled to vote their shares at the Annual Meeting.

Q:

How many votes do I have?

A:

You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:

How do I vote by proxy?

A:

If you properly cast your vote by both executing and returning the enclosed proxy card or by voting your proxy by telephone or via the Internet, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” electing all seven nominees for Director and for the amendment to our Certificate of Incorporation.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:

May my broker vote for me?

A:

Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on the proposal to elect directors (but not on the proposal to amend the Certificate of Incorporation).

Q:

What are abstentions and broker non-votes?

A:

An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:

May I revoke my proxy?

A:

Yes. You may change your mind after you send in your proxy card or vote your shares by telephone, via the Internet or at the Annual Meeting by following these procedures. To revoke your proxy:

•

Send in another signed proxy card with a later date;

•

Send a letter revoking your proxy to Lumera’s Secretary at the Company’s offices in Bothell, Washington;

•

Vote again by telephone or Internet; or

•

Attend the Annual Meeting and vote in person.

Q:

How do I vote in person?

A:

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on April 7, 2006, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q:

What is the quorum requirement for the meeting?

A:

The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:

What vote is required to approve the election of directors?

A:

The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and “broker non-votes” will have no effect on the outcome of voting for directors.

Q:

What vote is required to approve the amendment to our Certificate of Incorporation?

A:

A vote of a majority of the shares voted at the Annual Meeting in favor of the amendment to our Certificate of Incorporation reducing the number of authorized Preferred Stock will be sufficient to approve the amendment.

Q:

Is voting confidential?

A:

We keep all the proxies and ballots private as a matter of practice.

Q:

What are the costs of soliciting these proxies?

A:

We will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:

Who should I call if I have any questions?

A:

If you have any questions about the Annual Meeting, voting or your ownership of Lumera common stock, please call Investor Relations at (425) 398-6546 or send an e-mail to hjaillet@lumera.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal One – Election of Directors

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in our day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, the Chief Financial, other key executives, and our principal advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. All of the nominees except for Dr. Joseph Vallner are currently directors. We are not aware that any nominee is or will be unable to stand for election.

Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the nominees listed below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

Set forth below are the name, age and position held of each of the nominees for director. The principal occupation and recent employment history of each of the nominees are described below, and the number of shares of common stock beneficially owned by each nominee as of March 31, 2006, is set forth on page 12.

Name	Age	Position

Robert A. Ratliffe(1)*	45	Chairman of the Board and Director
Thomas D. Mino	59	Chief Executive Officer, President and Director
Fraser Black(1)(2)(3)*	45	Director
Sanjiv Gambhir, M.D., Ph.D.(3)*	43	Director
Donald Guthrie(1)(2)*	50	Director
C. James Judson(2)(3)*	61	Director
Joseph J. Vallner	60	Nominee

——————

*

Independent Directors

(1)

Member of the Compensation Committee

(2)

Member of the Audit Committee

(3)

Member of the Nominating and Corporate Governance Committee

Robert A. Ratliffe has served as a director since February 2000 and as Chairman of the Board since May 2004. Since April 2004, Mr. Ratliffe has served as Senior Vice President/Capital Markets of Kennedy Associates Real Estate Counsel, Inc., a real estate investment company, and as its Vice President from July 2003 to April 2004. From 1994 to June 2003, he served as Vice President and Principal of Eagle River, Inc., an investment company specializing in the telecommunications and technology sectors. Mr. Ratliffe has a B.A. degree in Political Science from the University of Washington.

Thomas D. Mino has served as Chief Executive Officer, President and a director since September 2001. From November 1999 to September 2001, he served as Vice President and General Manager of the high-speed long-haul business unit of Agere Systems Inc., an optical components supplier. From 1991 to October 1998, Mr. Mino served as President and Chief Executive Officer of Synergy Semiconductor Corp., a specialty high-speed semiconductor manufacturer. Mr. Mino has a B.S.E.E. degree in Electrical Engineering from the University of Pittsburgh.

Fraser Black joined the Board of Directors in August 2004. Since 1998, Mr. Black has served as a Managing Partner at Pioneer Square Properties, a real estate property management and development company. From 1995 to 1998, Mr. Black served as Chief Financial Officer of ONYX Software, a CRM enterprise software developer. Mr. Black has an A.B. in Geology from Harvard College and an M.B.A. from Stanford Graduate School of Business.

Sanjiv Gambhir joined the Board of Directors in February 2006. Since 2003, Dr. Gambhir has served concurrently as Professor, Departments of Radiology and Bioengineering; Head, Nuclear Medicine Division and Director, Molecular Imaging Program at Stanford (MIPS), Stanford University, California. From 2001 to 2003 Dr. Gambhir served as Director, Crump Institute for Molecular Imaging, Vice-Chair of Molecular & Medical Pharmacology, and University of California Los Angeles School of Medicine. Dr. Gambhir has a B.S. in Physics from Arizona State University, and an M.D. and Ph.D. from the University of California, Los Angeles.

C. James Judson joined the Board of Directors in August 2004. From 1975 to 1994, Mr. Judson was general counsel for Port Blakely Tree Farms. From 1982 to 1994, Mr. Judson was general counsel for Merrill & Ring. From 1988 to 1994, Mr. Judson was general counsel for the Seattle Seahawks. In 1995, Mr. Judson was a co-founder of Eagle River Investments, LLC, a Kirkland-based venture capital fund that focused on communications. Since 1975, Mr. Judson has been a business law partner at Davis Wright Tremaine in Seattle. Mr. Judson has a B.A. from Stanford University in Economics and an L.L.B. from Stanford Law School. Mr. Judson currently serves as a director of Garrett and Ring, Port Blakely Tree Farms, The Joshua Green Corporation, Sonata Capital, and Airbiquity.

Donald Guthrie joined the Board of Directors in August 2004. From February 2006, Mr. Guthrie has served as a Managing Director of Trilogy Equity Partners, a private investment firm. From 1995 to 2005, Mr. Guthrie served as Vice Chairman of the Western Wireless Corporation, a wireless communications company, where he also served as Chief Financial Officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as Vice Chairman of VoiceStream Wireless, a wireless communications company, now T-Mobile USA subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as Senior Vice President and Treasurer of McCaw Cellular and, from 1990 to 1995, as Senior Vice President – Finance for LIN Broadcasting. Mr. Guthrie has a B.A. in Economics and Statistics from the University of California, Berkeley and M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Guthrie serves as a director of Junxion, Inc.

Joseph J. Vallner, a nominee for the Board of Directors, joined Cell Genesys in October 1999 and serves as President and Chief Operating Officer. He currently oversees its research, development, manufacturing, clinical, regulatory and operations departments. Prior to Cell Genesys, he was with SEQUUS Pharmaceuticals for seven years where he was instrumental in the launch of two products including Doxil®, a liposome-based cancer therapeutic. He also helped transition SEQUUS through its merger with ALZA Corporation. Prior to SEQUUS, he held various positions with Syntex Corporation and G.D. Searle and Company. Prior to his corporate experience, Dr. Vallner was an associate professor of pharmaceutics at the University of Georgia. He serves as a board member of the California Healthcare Institute. Dr. Vallner received his Ph.D. in Pharmaceutics, an M.S. in Physical Chemistry and a B.S. in Pharmacy from the University of Wisconsin, Madison.

Board Meetings and Committees

The Board of Directors met five times during 2005. Each incumbent director serving for the full year attended at least 75% of the aggregate meetings of the Board and meetings of the Board committees on which they served. The Board also approved certain actions by unanimous written consent.

Independence Determination

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, share owner, or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence set forth in the NASDAQ listing standards and other governing laws and regulations.

In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, or other business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Thomas O. Mino, are independent. The Independent Directors are identified by an asterisk on the preceding table which lists each of the Directors.

Committees

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these Committees; the full text of each charter is available on our website located at www.Lumera.com.

The Audit Committee

The Audit Committee assists the Board of Directors by monitoring and overseeing: (1) our accounting and financial reporting processes and the audits of our financial statements, (2) the integrity of our financial statements, (3) our compliance with legal and regulatory requirements, and (4) the performance of our internal finance and accounting personnel and our independent registered public accounting firm. Messrs. Guthrie, Black, and Judson currently serve on the Audit Committee, with Mr. Guthrie serving as Chairman. The Audit Committee met four times during 2005. Additional information relating to the Audit Committee appears below under the heading “Audit Committee Report,” beginning on page 19.

The Compensation Committee

The Compensation Committee makes decisions on behalf of, and recommendations to, the Board regarding salaries, incentives and other forms of compensation for directors, officers, and other key employees, and administers policies relating to compensation and benefits. The Compensation Committee’s Report on Executive Compensation for 2005 is set forth below beginning on page 13. Messrs. Black, Ratliffe and Guthrie currently serve as members of the Compensation Committee, with Mr. Black serving as Chairman. The Compensation Committee met once during 2005.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee: (1) counsels the Board of Directors with respect to Board and Committee structure and membership, and (2) reviews and develops our corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, will:

•

Prior to the Annual Meeting, timely present to the Board a list of those individuals recommended for nomination for election to the Board of Directors at the Annual Meeting of Shareholders;

•

In the event that a director vacancy arises, seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the shareholders’ Annual Meeting;

•

Evaluate annually the performance and effectiveness of the Board, its committees and its individual directors to ensure that the directors are fulfilling their responsibilities in a manner that effectively serves the interests of our shareholders;

•

Review corporate governance developments and where appropriate to make recommendations to the Board, or other committees, regarding corporate governance matters and practices;

•

Make recommendations regarding the election of the Chief Executive Officer and the adoption of appropriate processes to ensure development plans for the Chief Executive Officer; and

•

Serve as an objective and concerned party should an employee wish to register a complaint against the Company regarding our ethical conduct without fear of retaliation.

The Nominating and Corporate Governance Committee is composed of Messrs. Judson, Gambhir and Black, all Independent Directors, with Mr. Judson serving as the chairman. The Nominating and Corporate Governance Committee met once in 2005.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders, or groups of shareholders, that have beneficially owned at least 5% of our outstanding shares of common stock for at least one year prior to the date the nominating shareholder submits a candidate for nomination as a Director. A nominating shareholder or group of nominating shareholders may submit only one candidate for consideration. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their request in writing no later than the 120th calendar day before the anniversary of the date the prior year’s Annual Meeting proxy statement was released to shareholders. Such written requests should be submitted to the Nominating and Corporate Governance Committee care of the Corporate Secretary, Lumera Corporation, P.O. Box 3040, Bothell, Washington, 98041, and must contain the following information:

•

The name, address, and number of shares of common stock beneficially owned by the nominating shareholder and each participant in a nominating shareholder group (including the name and address of all beneficial owners of more than 5% of the equity interests of an nominating shareholder or participant in a nominating shareholder group);

•

A representation that the nominating shareholder, or nominating shareholder group, has been the beneficial owner of more than 5% of our outstanding shares of common stock for at least one year and will continue to beneficially own at least 5% of our outstanding shares of common stock through the date of the Annual Meeting;

•

A description of all relationships, arrangements, or understandings between or among the nominating shareholder (or any participant in a nominating shareholder group) and the candidate or any other person or entity regarding the candidate, including the name of such person or entity;

•

All information regarding the candidate that we would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission with respect to a meeting at which the candidate would stand for election;

•

Confirmation that the candidate is independent, with respect to us, under the independence requirements established by us, the Securities and Exchange Commission, and NASDAQ listing requirements, or, if the candidate is not independent with respect to us under all such criteria, a description of the reasons why the candidate is not independent;

•

The consent of the candidate to be named as a nominee and to serve as a member of the Board if nominated and elected;

•

A representation signed by the candidate that if elected he or she will: (1) represent all our shareholders in accordance with applicable laws, and our certificate of incorporation, by-laws, and other policies; (2) comply with all rules, policies, or requirements generally applicable to non-employee directors; and (3) upon request, complete and sign customary Directors and Officers Questionnaires.

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s judgment, experience, independence, understanding of our or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by Directors, members of management, and, as described above, by shareholders. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee charter, quality of experience, our needs and the range of talent and experience represented on the Board.

Shareholder Communication with the Board of Directors

We have adopted written procedures establishing a process by which our shareholders can communicate with the Board of Directors regarding various topics related to us. A shareholder desiring to communicate with the Board should send his or her written message to the Board of Directors care of the Corporate Secretary, Lumera Corporation, P.O. Box 3040, Bothell, Washington, 98041. Each submission will be forwarded, without editing or alteration, by the Secretary to the Board on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting shareholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such shareholder.

Director Compensation

In 2006, each Independent Director will be granted a non-statutory option to purchase 35,000 shares of common stock, with the director’s grant being made on the date on which he or she is elected to the Board of Directors or, if already serving as a director, on the date of the Annual Meeting at which such director is re-elected. Such options shall vest as follows: 10,000 shares on the date of grant, and 5,000 shares vest at the end of each succeeding quarter until fully vested. A Director may opt to receive a cash payment of $18,000 in lieu of 5,000 options of the annual grant. If an Independent Director ceases to be a director for any reason other than death or disability before his or her term expires, then any outstanding unvested options issued under the Director Plan to such Independent Director will be forfeited, unless the Director continues in service to the Company in another capacity. Options vested as of the date of termination for any reason other than death or disability are exercisable within 90 days following the date of termination. The exercise price for each option is equal to the closing price of our common stock as reported on the NASDAQ National Market on the date of grant. The options generally expire on the tenth anniversary of the date of grant.

Directors appointed between election dates will be granted options related to their period of service to the next annual shareholder meeting in an amount determined by the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of the following Independent Directors: Fraser Black (Chairman), Robert A. Ratliffe and Donald Guthrie. During 2005, none of our executive officers served on the board of directors of any entities that had one or more executive officers serving on our Compensation Committee. No current or past executive officers or employees serve on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and greater than 10% shareholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. They must also provide us with copies of the reports.

Based on copies of reports furnished to us, we believe that all of these reporting persons complied with their filing requirements during 2005, except that Mr. Rutkowski, a member of the Board of Directors belatedly filed one Statement of Changes in Beneficial Ownership on form 4 reporting two transactions.

We have adopted a code of ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees, known as the Code of Conduct. The Code of Conduct is available on our website. In the event we amend or waive any of the provisions of the Code of Conduct applicable to our principal executive officer, principal financial officer, or principal accounting officer, we intend to disclose the same on our website at www.lumera.com.

Proposal Two – Change in Authorized Preferred Shares

We currently have 30 million authorized shares of Preferred Stock, none of which are issued or outstanding. The Board of Directors has authorized a reduction in the number of Preferred Stock authorized to 5 million shares pending shareholder approval. We pay franchise tax to the state of Delaware where we are incorporated in part based upon the number of authorized shares of each class of stock. This proposal authorizes us to amend our Certificate of Incorporation to reduce the number of authorized Preferred Stock to a level consistent with our expectation for future use. We have no current intention to issue any shares of Preferred Stock. In order to reduce the number of preferred shares, we must amend our Certificate of Incorporation. A copy of the proposed amendment is attached to this proxy statement. In order to amend our Certificate of Incorporation, a majority of the shares voted at this meeting must be voted in favor of this proposal.

OTHER BUSINESS

We know of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive officers are appointed by our Board of Directors and hold office until their successors are elected and duly qualified. In addition to Mr. Mino, who also serves as a Director, the following persons serve as our executive officers:

Robert J. Petcavich, Ph.D., age 51 has served as Senior Vice President and Chief Technology Officer since July 2004 and as Chief Technology Officer since October 2003. From July 1992 to December 2002, Dr. Petcavich served as Chairman, Chief Executive Officer and Chief Technology Officer of Planet Polymer Technologies, Inc., an advanced materials company that he founded in 1991. From 1996 to December 2001, Dr. Petcavich served as the Chairman and Chief Executive Officer of Alife Medical Inc., a natural language processing software services provider that he founded in 1996. Dr. Petcavich has a Ph.D. degree in Polymer Science, an M.S. degree in Solid State Science, and a B.S. degree in Chemistry from Pennsylvania State University. Dr. Petcavich currently serves as a director of Planet Polymer Technologies.

Daniel C. Lykken, age 52, has served as Vice President of Sales and Marketing since April 2004. From February 2003 to February 2004, Mr. Lykken served as Vice President Worldwide Sales of TeleSym Inc., a voice-over-Internet Protocol software company. From February 2002 to February 2003, Mr. Lykken served as a Strategic Account Team Manager of WatchMark Corporation, a service assurance and operational support system software provider. From October 2000 to August 2001, Mr. Lykken served as Director of Sales of Talk2 Technologies, Inc., an enhanced services provider to telecommunication carriers. From November 1999 to October 2000, Mr. Lykken served as Partner and Director of Sales of Meridian Venture Catalyst, LLC, a venture catalyst firm. From June 1999 to November 1999, Mr. Lykken served as Senior Sales Executive of Hitachi Data Systems, a data storage company. In addition, Mr. Lykken served in numerous sales management and sales positions during his more than eight years at Sequent Computer Systems and during his five years at NCR Corporation. Mr. Lykken has a B.S. degree in Economics from Concordia College.

Peter J. Biere, age 49, has served as Vice President of Finance, Chief Financial Officer and Treasurer of Lumera Corporation since August 2004. From September 2003 to August 2004, Mr. Biere acted as Interim CEO and CFO of Entrées, Inc. From February 2002 to August 2003, Mr. Biere provided financial consulting services. From July 1999 to January 2002, Mr. Biere served as Chief Financial Officer of Locate Networks, a location-based wireless service provider. From May 1993 to July 1999, Mr. Biere served as Senior Vice President and Chief Financial Officer of Zones, Inc., where he helped lead that company’s initial public offering. Mr. Biere has a B.A. in Accounting and an M.A. in Accounting from the University of Iowa.

Executive Compensation

The following table sets forth the compensation awarded or paid to or earned by our Chief Executive Officer, Senior Vice President and Chief Technology Officer and Vice President, Sales and Marketing and Vice President of Finance, Chief Financial Officer and Treasurer (the “Named Executive Officers”):

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)

Thomas D. Mino, Chief Executive Officer, President and Director	2005 2004 2003	$340,000 329,062 325,000	$17,000 290,000 146,250	$	— — 5,790
Robert J. Petcavich, Ph.D. Senior Vice President and Chief Technology Officer(2)	2005 2004 2003	$191,500 180,000 36,819	$7,680 45,000 —		$5,745 18,625 —
Daniel C. Lykken Vice President Sales and Marketing(3)	2005 2004	$167,605 104,850	$6,720 32,000		— —
Peter J. Biere Vice President of Finance, Chief Financial Officer and Treasurer(4)	2005 2004	$160,000 58,669	$10,000 32,000		$2,600 600

——————

(1)

Other Annual Compensation amounts for 2005 include the contribution of $5,745 and $2,600 to the accounts of Mr. Petcavich and Mr. Biere under our qualified 401(k) Retirement Plan; amounts  for 2004 include the contribution of $5,175 and $600 to the accounts of Mr. Petcavich and Mr. Biere under our qualified 401(k) Retirement Plan and $13,450 in payments made to Mr. Petcavich related to related to reimbursement of relocation expenses; and amounts for 2003 include tax gross-up payments of $18,300 made to Mr. Mino related to reimbursement of relocation expenses.

(2)

Mr. Petcavich joined us in October 2003.

(3)

Mr. Lykken joined us in April 2004.

(4)

Mr. Biere joined us in August 2004.

Stock Option Grants in the Last Fiscal Year

The following table provides information regarding stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 2005.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Market Price on Date of Grant ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5% ($)	10% ($)

Thomas D. Mino	80,000	10.9%	$5.12		3/23/2015	$257,500	$653,000
Robert J. Petcavich, Ph.D.	70,000	9.5%	$5.12		3/23/2015	$225,500	$571,250
Daniel C. Lykken	45,000	6.1%	$5.12		3/23/2015	$145,000	$367,250
Peter J. Biere	75,000	10.2%	$5.12		3/23/2015	$241,500	$612,000

——————

(1)

In accordance with Securities and Exchange Commission rules, these columns show gains that could accrue for the respective options, assuming that the market price of Lumera’s common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price is not greater than the exercise price at the time of exercise, then actual realized value from these options will be zero.

(2)

Market price on the date of grant is only shown when the exercise price is less than the market price of the underlying security on the date of grant.

Aggregated Option Values as of Year End 2005

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2005, by each of the Named Executive Officers and the number of shares subject to both exercisable and un-exercisable stock options as of December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005(1)		Value of Unexercised In-the-Money Options at December 31, 2005(2)
			Exercisable	Un-exercisable	Exercisable ($)	Un-exercisable ($)

Thomas D. Mino	—	—	400,000	130,000	$174,000	$87,000
Robert J. Petcavich	—	—	50,000	120,000	87,000	87,000
Daniel C. Lykken	—	—	18,750	101,250	—	—
Peter J. Biere	—	—	18,750	131,250	—	—

——————

(1)

These amounts represent the total number of shares subject to stock options held by Named Executive Officers at December 31, 2005.

(2)

The value of unexercised in-the-money options is based on the difference between $3.74 (the fair market value of our common stock as reflected by the closing price of the common stock on the NASDAQ National Market as of December 31, 2005) and the exercise price of such options multiplied by the number of shares issuable upon exercise thereof.

In 2001, Mr. Mino received an option grant to purchase an aggregate of 300,000 shares of common stock at $10 per share for service to the Company through September 1, 2004. As of December 31, 2004 these options were fully vested.

In 2003, Mr. Petcavich received an option to purchase an aggregate amount of 100,000 shares of common stock at $2.00 per share for service to the Company through October 2, 2007 vesting annually over a four year period.

In 2004, Mr. Mino received an option grant to purchase an aggregate of 150,000 shares of common stock at $2 per share for service to the Company through September 1, 2006. One third of Mr. Mino’s shares vested on September 1, 2004 and the remaining shares vest annually over a two year period. Mr. Lykken received an option grant to purchase an aggregate of 75,000 shares of common stock at $3.75 per share for service to the Company through April 22, 2008. Mr. Biere received an option grant to purchase an aggregate of 75,000 shares of common stock at $5.80 per share for service to the Company through August 18, 2008. Mr. Lykken’s and Mr. Biere’s shares vest annually over a four year period.

Employment Agreements

Effective September 3, 2004, we entered into an amended and restated employment agreement with Mr. Mino extending his service period as our Chief Executive Officer through September 30, 2007. Under the employment agreement, Mr. Mino receives a base salary and an annual cash performance bonus in an amount determined annually by the Compensation Committee of the Board of Directors (“Compensation Committee”). Mr. Mino is also entitled to all benefits offered generally to our employees. The Compensation Committee set Mr. Mino’s minimum annual base salary at $340,000 through September 30, 2007. Upon termination without cause prior to a change of control of us, Mr. Mino will be entitled to a severance payment of an amount equal to his current base salary. Upon a termination without cause upon or within 12 months following a change of control of the Company, Mr. Mino will be entitled to a severance payment equal to the sum of twice times his current base salary and the average cash performance bonus he received in the two preceding calendar years.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers Lumera’s stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other company compensation policies and matters. The Compensation Committee held one meeting in 2005. The Compensation Committee currently consists of three non-employee directors, Fraser Black (chairman), Donald Guthrie and Robert A. Ratliffe, all of whom meet the requirements of independence as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the NASDAQ Stock Market listing standards.

General Compensation Policy

Lumera operates in the extremely competitive and rapidly changing technology industry. The Compensation Committee believes that the compensation programs for our executive officers should be designed to attract, retain and motivate talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of strategic corporate objectives and individual performance and teamwork. Our general compensation philosophy is that total cash compensation should vary with Lumera’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with our stockholders’ interests. Within this overall philosophy, the Compensation Committee’s objectives are to:

•

Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies with which we compete for executive talent.

•

Integrate each executive officer’s compensation package with annual and long-term corporate objectives and focus the officer’s attention on the attainment of those objectives.

•

Encourage the creation of shareholder value through the achievement of strategic corporate objectives.

•

Provide annual variable incentive awards that take into account our performance relative to corporate objectives and the individual executive officer’s contributions.

•

Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The Compensation Committee has developed a compensation policy that is designed to attract and retain qualified key executive officers critical to our success. Accordingly, the Compensation Committee makes its decisions based upon the attainment of corporate-wide, team and individual performances. These performances are evaluated in terms of the achievement of strategic and business plan goals, including long-term goals tied to the expansion of our core technology and innovative product development.

In establishing the compensation package of our executive officers, the Compensation Committee has adopted a “total pay” philosophy which includes three major components: (1) base salary set at levels that are commensurate with those of comparable positions at other technology companies; (2) annual bonuses tied to the achievement of strategic corporate and team objectives and individual performance; and (3) long-term, stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and our shareholders.

The Compensation Committee has adopted a process for periodically evaluating executive compensation that includes:

•

The assistance of an independent consulting firm that will furnish the Compensation Committee with executive compensation data drawn from several nationally recognized surveys of companies within the technology sector.

•

The identification of a peer group of companies with which we compete for executive talent and which have a total capitalization and head count similar to ours and are at approximately the same stage of commercialization, which we will refer to as the peer companies.

•

The comparison of total compensation of our chief executive officer and the other executive officers with their counterparts at the peer companies, including the practices of the peer companies concerning long-term equity compensation.

•

The comparison of officer positions with data from published surveys of comparable positions to determine base salary, target incentives, and total cash compensation.

Base Salary

The Compensation Committee reviews the history of and proposals for the compensation of each of Lumera’s executive officers, including cash and equity-based components. In accordance with our compensation philosophy that total cash compensation should vary with company performance, the Committee establishes executive officers’ base salaries at levels that it believes to be competitive with the average base salaries of executives of companies it considers comparable to Lumera. As a result, a large part of each executive officer’s potential total cash compensation is variable and dependent upon Lumera’s performance.

Incentive Plan (“IP”)

The IP is a cash-based pay-for-performance incentive program, and its purpose is to motivate and reward eligible employees for their contributions to Lumera’s performance by making a large portion of their cash compensation variable and dependent upon Lumera’s performance. IP participants have a higher proportion of their total cash compensation delivered through this pay-for-performance incentive, which equates to more compensation risk for Lumera’s executives than for those of competitor companies due to the relative mix of competitive salary and higher-than-market annual IP pay-for-performance incentive targets. The higher-than-market compensation variability employed by Lumera is closely linked to our annual financial results through lower-than-market total cash compensation in times of poor financial performance. Conversely, in times of excellent performance, the higher variability yields higher-than- market total cash compensation, motivating and rewarding employees for excellent performance.

The incentive formula has three variables: (1) the executive officer’s annual incentive target, (2) Lumera’s revenue and cash flow goals and (3) an individual performance multiplier pre-established each year by the Committee. At the end of each year, the individual’s incentive is calculated by a matrix and the performance multiplier to calculate the actual IP amount for that year. The IP has a cap limiting each individual’s incentive payment to a maximum annual limit of two times target incentive. After the individual incentive amounts are calculated, the Committee reviews and authorizes each participant’s actual incentive payments and has the discretion to reduce (but not increase) a participant’s incentive payment. The IP does not specify criteria that the Committee must use in exercising its discretion to reduce IP payments, and it also does not require the Committee to make any reductions.

Stock Options

To reward and retain employees in a manner that best aligns employees’ interests with stockholders’ interests, Lumera uses stock options as its primary incentive vehicle. Our continued focus on growth and innovation at this time has led to continued use of stock options as the primary equity compensation element. Stock options align employees’ interests precisely with those of other stockholders, because when the price of the stock declines from the price at the grant date, the employee obtains no value.

Lumera’s stock option program is broad-based and covered under the 2000 Stock Option Plan (the ‘2000 Plan’) and 2004 Equity Incentive Plan (the ‘2004 Plan’). The 2000 Plan provided for the granting of stock options to our employees, consultants and non-employee directors. Following the adoption of the 2004 Plan in July 2004, no more options will be issued under the 2000 Stock Option Plan. The 2004 Plan expires in 2014 and is generally used for making annual grants to officers and directors as a part of Lumera’s executive performance review process to employees other than officers and directors. Annual stock option grants for executives are a key element of market-competitive total compensation. Individual grant amounts are based on internal factors, such as the size of prior grants, relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation at other companies.

In general, initial grants that employees receive when they begin employment at Lumera are exercisable in 25% annual increments over a four-year period. Grants subsequent to hire generally become exercisable in 25% annual increments over a four-year period.  Stock options under the 2004 plan are granted at a price equal to the market price on the date of grant.

Compensation of the Chief Executive Officer

The base salary of our chief executive officer Thomas D. Mino is reviewed annually by the Compensation Committee, currently established as $340,000 in Mr. Mino’s amended and restated employment agreement. Such salary level was established on the basis of the base salary levels in effect for chief executive officers at comparable technology companies. This salary level for Mr. Mino places him in a competitive salary range relative to other companies similar to Lumera. Mr. Mino’s annual bonus potential is 50% of base pay which is in line with general market data for comparable companies. Mr. Mino’s bonus for 2005 based upon achievement of certain performance objectives was $17,000.

Mr. Mino was also awarded stock options for 80,000 shares of common stock at an exercise price of $5.12. The grants reflected the compensation committee’s continuing policy to maintain Mr. Mino’s equity-oriented compensation at a level consistent with that for other chief executive officers of comparable technology companies in the industry and to subject a portion of his overall compensation each year to the market performance of our common stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, disallows a federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds one (1) million dollars per officer in any one year. This limitation will apply to all compensation that is not considered to be performance based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Our 2000 Stock Option Plan and 2004 Equity Plan have been structured so any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The cash compensation paid to our executive officers during fiscal 2004 did not exceed the one (1) million dollar limit per officer.

Compensation Committee

Fraser Black, Chairman
Robert A. Ratliffe
Donald Guthrie

INFORMATION ABOUT THE COMPANY’S COMMON STOCK OWNERSHIP

The following table shows as of March 31, 2006, the number of shares of common stock held by all persons we know to beneficially own at least 5% of our common stock, our directors, our executive officers named in the executive compensation table on page 16 of this Proxy Statement, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Common Stock(2)

Microvision 6222 185th Ave NE Redmond WA, 98052	2,242,366	13.25%
Shepherd International Investments, LTD. 3600 South Lake Drive St. Francis, WI 53235	1,000,000	5.97%
Michael A. Roth and Brian J. Stark 3600 South Lake Drive St. Francis, WI 53235	1,000,000	5.97%
Chester L.F. Paulson and Jacqueline M. Paulson 811 S.W. Naito Parkway, Suite 200 Portland, OR 97204	1,536,360	8.97%
Paulson Family LLC 811 S.W. Naito Parkway, Suite 200 Portland, OR 97204	1,477,085	8.64%
Paulson Investment Company 811 S.W. Naito Parkway, Suite 200 Portland, OR 97204	1,339,085	7.83%
Thomas D. Mino(3) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	420,000	2.45%
Richard Rutkowski(4) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	230,000	1.37%
Robert A. Ratliffe(5) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	160,000	* %
C. James Judson(6) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	98,660	* %
Fraser Black(7) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	65,000	* %
Donald Guthrie(7) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	65,000	* %
Sanjiv Gambhir(8) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	10,000	* %

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Common Stock(2)

Robert J. Petcavich(9) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	67,500	*	%
Daniel C. Lykken(10) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	48,750	*	%
Peter J. Biere(11) c/o Lumera Corporation 19910 North Creek Parkway Bothell, WA 98011	37,500	*
All executive officers and directors as a group (9 persons)(12)	1,031,954	5.82%

——————

*

Less than 1% of the outstanding shares of common stock.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, we believes that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.

(2)

Percentage of common stock is based on 16,748,116 shares of common stock outstanding as of March 31, 2006.

(3)

Includes 420,000 shares issuable within 60 days upon exercise of options.

(4)

Includes 105,000 shares issuable within 60 days upon exercise of options.

(5)

Includes 120,000 shares issuable within 60 days upon exercise of options.

(6)

Includes 65,000 shares issuable within 60 days upon exercise of options. Mr. Judson disclaims ownership of 33,660 shares owned by a family investment LLC controlled by his adult children, and over which he has no control.

(7)

Includes 65,000 shares issuable within 60 days upon exercise of options.

(8)

Includes 10,000 shares issuable within 60 days upon exercise of options.

(9)

Includes 67,550 shares issuable within 60 days upon exercise of options.

(10)

Includes 48,750 shares issuable within 60 days upon exercise of options.

(11)

Includes 37,500 shares issuable within 60 days upon exercise of options.

(12)

Includes 1,031,954 shares issuable within 60 days upon exercise of options.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on an initial $100 investment in the Company’s common stock since July 26, 2004, the date of our initial public offering, to two indices: the NASDAQ Stock Market Index and an index of peer companies selected by the Company (“Peer Index”). The companies in the Peer Index are as follows: Applera Corporation, Ciphergen Biosytems, Inc., Avanex, Inc. and JDS Uniphase. The past performance of our common stock is not an indication of future performance. We cannot assure you that the price of our common stock will appreciate at any particular rate or at all in future years.

Date	Lumera	NASDAQ Stock Market Index	Company Determined Peer Index

7/26/04	100.00	100.00	100.00
12/31/04	126.44	117.44	114.38
3/31/05	86.04	107.93	71.12
6/30/05	75.86	111.04	59.90
9/30/05	82.27	116.16	70.44
12/31/05	61.41	119.05	74.65

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of shares of common stock that could be issued upon exercise of outstanding options and warrants, the weighted average exercise price of the outstanding options and warrants and the remaining shares available for future issuance as of December 31, 2005.

	Equity Compensation Plan Information
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	2,274,956	$5.15	1,525,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,2742,956	$5.15	1,525,000

The options are administered by the Board of Directors or its authorized agents. Options surrendered, canceled or terminated without having been exercised in full will again be available for issuance by the Company. The options are not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the lifetime of the optionee only by such optionee, upon its vest date and thereafter through the expiration date, subject to the termination of employment or service provisions. Following termination of employment by the Company other than for cause, resignation in lieu of dismissal, disability or death, an option holder may exercise options, vested as of the date of termination, within three months before the options will automatically expire, and any unvested options will automatically expire upon the termination date.  Following termination of a contractor’s service by the Company other than for cause, an option holder may exercise options, vested as of the date of termination, within the stipulated term of the option, usually two years following the cessation of service, and any unvested options will automatically expire upon the termination date. The number and class of shares covered by the options and the exercise price per share shall be proportionately adjusted for any change in the number of issued shares of our common stock resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment. In the event of a merger, consolidation or plan of exchange to which we are a party or a sale of all or substantially all of our assets, the Board of Directors may elect to treat the options in one of the following ways: (i) outstanding options would remain in effect in accordance with their terms; (ii) outstanding options would be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or (iii) outstanding options would be exercised within a period determined by the Board of Directors prior to the consummation of the transaction, after which time the options automatically expire. The Board may accelerate the vesting of the options so they are exercisable in full.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Relationship with Microvision

As of March 31, 2006, Microvision Inc. owned approximately 13.25% of our outstanding common stock.

Richard F. Rutkowski, until January 2006 the Chief Executive Officer and President of Microvision and a member of Microvision’s board of directors, and Robert A. Ratliffe until November 2005 a member of Microvision’s board of directors, also serve as members of our board of directors.

During 2005 we paid Microvision $323,000 for rent and $89,000 for allocated services under the provision of a sublease agreement which terminates April 6, 2006.

AUDIT COMMITTEE REPORT

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of our financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives and discussions with management and the auditors. The Audit Committee is also responsible for overseeing the engagement and independence of our independent registered public accounting firm.

Among other matters, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal financial controls and financial disclosure procedures.

Membership and Meetings

The Audit Committee is composed of three non-employee directors (Messrs. Guthrie (chairman), Black and Judson), each of whom is an “Independent Director” under the rules of the NASDAQ National Market governing the qualifications of audit committees. The Audit Committee held four meetings during 2005.

Audit Committee Financial Expert

The “audit committee financial expert” designated by our Board is Donald Guthrie, an Independent Director. Mr. Guthrie has served since August 2004 as Chair of our Audit Committee. Mr. Guthrie holds a degree in economics and statistics and an MBA. During the past 15 years Mr. Guthrie has overseen and actively supervised the financial and accounting functions, with a breadth and level of complexity comparable to accounting issues raised by our financial statements (including issues relating to estimates, accruals, and reserves) for three publicly reporting companies.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2005 with our management and management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2005, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee also reviewed with our independent registered public accounting firm their judgments as to the quality and the acceptability of our accounting principles and such other matters as are required to be discussed with audit committees under generally accepted accounting standards.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the firm its independence. Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Limitations on Role and Responsibilities of Audit Committee and Use and Application of Audit Committee Report

Management is responsible for our financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees and are not, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that PricewaterhouseCoopers LLP is in fact “independent.”

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

Audit Committee

Donald Guthrie, Chairman
Fraser Black
C. James Judson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q were approximately $250,000 and $226,000 for the years ended December 31, 2005 and 2004, respectively. Fess were $329,000 for audit services rendered in conjunction with our registration statement on Form S-1 dated July 22, 2004.

Audit-Related Fees

PricewaterhouseCoopers LLP did not perform any audit-related professional services for us during 2005 or 2004.

Tax Fees

Fees for tax services, including tax compliance, tax advice, and tax planning, totaled $9,800 in 2005 and $9,500 in 2004.

All Other Fees

No other services were provided, other than described above, for 2005 and 2004.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent registered public accounting firm. The Audit Committee evaluates whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee’s policies prohibit the Company from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies completely prohibit the Company from engaging the independent registered public accounting firm to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting. The Audit Committee approved in advance all fees for services provided by our independent registered public accounting firm for audit and tax periods during 2005 and 2004.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2007 Annual Meeting, the written proposal must be received by the Company no later than December 27, 2006. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials and must contain the information required in our bylaws for shareholder proposals. If you wish to obtain a free copy of our bylaws, please contact Lumera Corporation, P.O. Box 3040, Bothell, Washington 98041, Attention: Investor Relations.

If a shareholder proposal is not included in our proxy statement for the 2007 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company not less than 60 nor more than 90 days prior to the anniversary date of the prior year’s Annual Meeting or, if  the Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the prior year’s meeting, by the close of business on the 90th day prior to the Annual Meeting or the 10th day following the first public announcement of the meeting.

You also may propose candidates for consideration by the Nominating and Corporate Governance Committee for nomination as directors by writing to us. In order to nominate a director for election at next year’s Annual Meeting of shareholders, you must comply with the Director recommendation procedures described on page 8.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report for the fiscal year ended December 31, 2005, was first mailed to our shareholders with this Proxy Statement on or about April 21, 2006. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report on Executive Compensation for 2005 by the Compensation Committee,” “Audit Committee Report” and “Stock Performance Graph” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2005, as filed with the SEC may be obtained by shareholders without charge via our internet investor page found at www.lumera.com, by written or oral request to Investor Relations, Lumera Corporation, P.O. Box 3040, Bothell, Washington 98041-3040, telephone (425) 398-6546, or may be accessed on the Internet at www.sec.gov.

Householding

Only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations to request that only a single copy of the proxy statement be mailed in the future. Contact Investor Relations by phone at (425) 398-6546, by fax at (425) 398-6599, by mail to Investor Relations, Lumera Corporation, P.O. Box 3040, Bothell, Washington 98041-3040, or by e-mail to hjaillet@lumera.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 5:00 p.m., Pacific Daylight Savings time, on May 31, 2006. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

By Order of the Board of Directors,

Thomas D. Mino
Chief Executive Officer

April 21, 2006
Bothell, Washington

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LUMERA CORPORATION

LUMERA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is Lumera Corporation (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 13, 2004.

SECOND: That the Board of Directors of the Corporation, by unanimous written consent given in accordance with Section 141(f) of the Delaware General Corporation Law, adopted a resolution setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED:

That, subject to stockholder approval as required under Section 242 of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of the Corporation is amended (the “Charter Amendment”) to revise the first sentence of Article IV thereof to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of 120,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 5,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

THIRD: That the Charter Amendment has been duly approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this __ day of June, 2006.

LUMERA CORPORATION

By:
Thomas D. Mino Chief Executive Officer

PROXY

Lumera Corporation

Annual Meeting, June 1, 2006
PROXY SOLICITED BY BOARD OF DIRECTORS
The Annual Meeting of Shareholders of Lumera Corporation
will be held on June 1, 2006, at 9:00 a.m., Pacific Daylight Time, at the
Country Inn & Suites, 19333 North Creek Parkway, Bothell, WA 98011

The undersigned hereby appoints Thomas D. Mino, Peter J. Biere, and Christopher Austin, and each of them, each with power to appoint his substitute, as proxies to vote and act at the annual meeting of shareholders of Lumera Corporation (the “Company”) to be held on June 1, 2006, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified below, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the annual meeting are hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

LUMERA CORPORATION
June 1, 2006

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote FOR each of the following matters:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. The election of six directors.

Nominees:
For All Nominees	☐ Thomas D. Mino ☐ Robert A. Ratliffe ☐ Fraser Black ☐ Donald Guthrie ☐ C. James Judson ☐ Sanjiv Gambhir ☐ Joseph J. Vallner

The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the nominees for director. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.

Withhold Authority For All Nominees
For All Except (See Instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

2. To amend our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to reduce the number of preferred shares authorized for issuance from 30 million to 5 million.

☐ For	☐ Abstain	☐ Against

3. To conduct any other business that may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.